Exhibit 99.1

Stanley Black & Decker Announces Acquisition of Niscayah Shares

New Britain, Connecticut, June 27th, 2011

Stanley Black & Decker (NYSE: SWK) (the “Company”) announced that its wholly owned Swedish subsidiary acquired earlier today in Europe, through purchases made outside its pending tender offer to acquire all the outstanding shares and warrants of Niscayah Group AB, 21,010,494 class B shares of Niscayah, representing approximately 5.8% of the outstanding shares,1 at prices not exceeding SEK 18. This accumulation of shares reflects Stanley’s commitment to the tender offer announced earlier today.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, infrastructure solutions and more. Learn more at www.stanleyblackanddecker.com.

The information in this press release was submitted for publication on June 27, 2011 at 8:00PM (CET) (2:00PM ET).

Contacts (United States):

Kate White Vanek

Director, Investor Relations, Stanley Black & Decker

(860) 827-3833

kate.vanek@sbdinc.com

Tim Perra

Director, Global Communications, Stanley Black & Decker

(860) 826-3260

tim.perra@sbdinc.com

Sard gggg & Co

David Reno/Brooke Gordon

(212) 687-8080

Contact (Sweden):

JKL

Erik Nillsson

+ 46 738 394 118

[1]	Based on 363,258,897 outstanding Niscayah shares (excluding 1,800,000 treasury shares).